UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, Joshua Schulman, the Chief Executive Officer and Brand President, Coach of Tapestry, Inc. (the “Company”), notified the Company that he is resigning from the Company.  Mr. Schulman is expected to be employed by the Company for up to six-months after the date of his resignation, pursuant to the notice period required under his employment offer letter (the “Offer Letter”), which is filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal year 2019.  Under the terms of his Offer Letter, Mr. Schulman is also subject to certain post-employment covenants for a period of twelve months following his last day of employment (the “Restricted Period”), including a prohibition on joining a competitor of the Company during the Restricted Period.

On March 9, 2020, the Company issued a press release concerning the departure of Mr. Schulman.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith:

99.1            Text of Press Release, dated March 9, 2020

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2020

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer, Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1                    Text of Press Release, dated March 9, 2020